Exhibit 99.2

Vivakor Advances Houston Oil Remediation Processing Center Toward Commercial Operations

The Company completes capital funding commitments as commissioning activities begin at its flagship oil remediation processing facility.

Dallas, TX – GlobeNewswire – July 27, 2026 – Vivakor, Inc. (Nasdaq: VIVK) (“Vivakor” or the “Company”), an integrated energy infrastructure company providing transportation, terminaling and storage, supply & trading, and environmental solutions, today announced that the capital funding commitments contemplated under the previously announced Monarch Remediation & Processing I, LLC joint venture have been fulfilled, enabling the commencement of commissioning activities at the Company’s Remediation Processing Center (“RPC”) in Harris County, Texas.

The completion of the required capital commitments marks an important milestone in the development of the Company’s flagship Houston Remediation Processing Center. With the joint venture funding commitments now fulfilled, commissioning activities are underway as Vivakor prepares the RPC for commercial operations. The commissioning process includes system testing, equipment validation, and operational readiness activities designed to prepare the facility for commercial operations.

“When we announced our partnership with Monarch in June, our objective was to move the Houston Remediation Processing Center from construction into commissioning and position the facility for commercial operations,” said James Ballengee, Chairman, President and Chief Executive Officer of Vivakor. “With the required capital now fully funded under the agreement, commissioning activities are underway, marking another important milestone in the execution of our integrated energy platform strategy. We remain focused on successfully completing commissioning activities and look forward to providing additional updates as we progress toward commercial operations.”

The Company intends to provide additional updates as the RPC progresses through commissioning and reaches key operational milestones.

About Vivakor, Inc.

Vivakor, Inc. is an integrated provider of sustainable energy transportation, storage, reuse, and remediation services, operating one of the largest fleets of oilfield trucking services in the continental United States. Its corporate mission is to develop, acquire, accumulate, and operate assets, properties, and technologies in the energy sector. Vivakor’s integrated facilities assets provide crude oil, storage, transportation, reuse, and remediation services under long-term contracts. Once operational, Vivakor’s interest in oilfield waste remediation facilities will facilitate the recovery, reuse, and disposal of petroleum byproducts and oilfield waste products.

For more information, please visit our website: http://vivakor.co

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements may be identified but not limited by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, the expected transaction and ownership structure, the valuation of the transaction, the likelihood and ability of the parties to successfully and timely consummate planned acquisitions, the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Vivakor or the expected benefits of the such transaction, our ability to maintain the listing of our securities on The Nasdaq Capital Market, the parties failure to realize the anticipated benefits of pending transactions, disruption and volatility in the global currency, capital, and credit markets, changes in federal, local and foreign governmental regulation, changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks, our ability to successfully develop products, rapid change in our markets, changes in demand for our future products, and general economic conditions.

These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor’s filings with the U.S. Securities and Exchange Commission, which factors may be incorporated herein by reference. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Vivakor or the date of such information in the case of information from persons other than Vivakor, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication.

Investor Contact:
P:469-480-7175
info@vivakor.com